THIRD AMENDMENT



 	AMENDMENT NO. 3 dated January 7, 1994, to the U.S. $90,000,000 Credit Agreement Dated as of May 21, 1993 as heretofore amended
(the "Agreement"; capitalized terms not defined herein shall have the meanings ascribed thereto in the Agreement), between Zenith Electronics Corporation as Borrower, General Electric Capital Corporation, as Agent and Lender, The Bank of New York Commercial Corporation, as Lender, and Congress Financial Corporation, as Lender.

                            WITNESS:

	WHEREAS, Borrower has requested that Agent and Requisite Lenders agree to amend provisions of the Agreement upon the terms and conditions set forth herein; and

	WHEREAS, Agent and the Lenders signatory hereto have agreed to such amendments only upon the conditions set forth herein;

	NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

	1.	Amendment to Schedule A of the Agreement.

	(a)	Schedule A of the Agreement is hereby amended by adding to
such section in the appropriate alphabetical order the following new defined terms:

  	"Additional Convertible Debentures shall mean Indebtedness of Borrower under one or more Debenture Purchase Agreements relating to the Senior Subordinated Convertible Debentures due 2000 or later of Borrower in aggregate principal amount not to exceed $20,000,000 and having the terms and conditions, other than rate and conversion price, substantially as set forth in attachment A to Amendment No. 1 to this Agreement."

 	(b)	Schedule A of the Agreement is hereby further amended
by inserting as the final language to the definition of "Interest
Reserve" contained there at the following phrase: "and Additional Convertible Debentures."

 	2.	Amendment of Schedules 3.10 and 6.5.   Schedules 3.10
and 6.5 of the Agreement are amended, effective upon issuance of the Additional Convertible Debentures, to reflect the Additional
Convertible Debentures.

 	3.	Amendment to Section 6.3.   Section 6.3 of the Agreement
is hereby amended by adding to this section:

     "(K). The Additional Convertible Debentures."

 	4.	Amendment to Section 6.24.  Section 6.24 is hereby
amended by adding "Additional Convertible Debentures," after Convertible Debentures on the third line.

 	5.	Amendment to Section 6.25.   Section 6.25 of the Agreement
is hereby restated in its entirety to read as follows:

  	"Borrower shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, prepay, repurchase, redeem, retire or otherwise prepay the Subordinated Debt, the Convertible Debentures, the Additional Convertible Debentures or the
    Term Debt, except that (i) Borrower may cause the Subordinated
    Debt, the Convertible Debentures or the Additional Convertible Debentures to be converted into common stock of the Borrower or, on terms satisfactory to Agent in its sole discretion, into preferred stock or subordinated debt of Borrower, and (ii)
    Borrower shall (subject to the terms and conditions set forth in this Agreement and the other Loan Documents with respect to the Lenders' commitments to make Revolving Credit Advances), no later than March 15, 1994 repurchase or redeem the Term Debt in full, if the net proceeds of the sale of the Convertible Debentures exceed the amount necessary to repurchase or redeem the Term Debt in full, or, if such proceeds do not exceed the amount necessary to repurchase or redeem the Term Debt in full, repurchase or redeem the Term Debt in part to the extent of such proceeds."

 	6.	Representations and Warranties.   The representations
and warranties of Borrower set forth in the Agreement or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and no Default or Event of Default has occurred and is continuing under the Agreement.

 	7.	Conditions to Effectiveness.   This Third Amendment
shall become effective as of the date when counterparts hereof shall have been duly executed and delivered by each of the parties hereto and acknowledged by Borrower and Guarantor Subsidiaries; provided, however, that this Third Amendment shall not become effective unless (i) the net proceeds of the Additional Convertible Debentures are first applied to reduce the outstanding balance of the Revolving Credit Loan and the entire remainder of such net proceeds shall be used for any purpose permitted by this Agreement and (ii) none of the terms or conditions of the Additional Convertible Debentures will differ in any material respect from those set forth in attachment A to Amendment No. 1 to this Agreement other than as to rate or conversion price.

 	8.	Continuing effects.   Except as expressly modified by
the First Amendment, the Second Amendment, by this Third Amendment and by waivers dated September 1, 1993, September 15, 1993 and December 17, 1993, the provisions of the Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed.

 	9.	Expenses.   Borrower agrees to pay and reimburse the
Agent for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Third Amendment, including the fees and expenses of counsel to the Agent.

 	10.	Counterparts.   This Third Amendment may be executed
on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

	12.	Governing law.   THIS THIRD AMENDMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE
LAW OF THE STATE OF NEW YORK.

 	IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


	ZENITH ELECTRONICS CORPORATION

	By:___________________________

	Title: Vice President-Treasurer

	GENERAL ELECTRIC CAPITAL CORPORATION
	AS AGENT

	By:___________________________

	GENERAL ELECTRIC CAPITAL CORPORATION
	AS LENDER

	By:___________________________

	THE BANK OF NEW YORK COMMERCIAL
	CORPORATION

	By:___________________________

	CONGRESS FINANCIAL CORPORATION

	By:___________________________




                        ACKNOWLEDGEMENT AND CONSENT



 	Each of the undersigned does hereby acknowledge and consent to the foregoing Third Amendment. Each of the undersigned does hereby confirm and agree that, after giving effect to such Third Amendment, the Guarantees and other Collateral Documents in favor of the Agent to which it is a party are and shall continue to be in full force and effect and are hereby confirmed and ratified in all respects.

ZENITH DISTRIBUTING CORPORATION OF ILLINOIS

By:_________________________________

Title: 	Secretary


ZENITH DISTRIBUTING CORPORATION-MIDSTATES

By:_________________________________

Title: 	Secretary


ZENITH DISTRIBUTING CORPORATION OF NEW ENGLAND

By:_________________________________

Title: 	Secretary


ZENITH DISTRIBUTING CORPORATION OF NEW YORK

By:_________________________________

Title: 	Secretary


ZENITH DISTRIBUTING CORPORATION-SOUTHEAST

By:_________________________________

Title: 	Secretary


ZENITH DISTRIBUTING CORPORATION-WEST

By:_________________________________

Title: 	Secretary


ZENITH/INTEQ, INC.

By:_________________________________

Title: 	Secretary


ZENITH ELECTRONICS CORPORATION OF ARIZONA

By:_________________________________

Title: 	Secretary


ZENITH ELECTRONICS CORPORATION OF TEXAS

By:_________________________________

Title: 	Secretary


ZENITH MICROCIRCUITS CORPORATION

By:_________________________________

Title: 	Secretary


ZENITH VIDEO TECH CORPORATION

By:_________________________________

Title: 	Secretary


ZENITH VIDEO TECH CORPORATION-FLORIDA

By:_________________________________

Title: 	Secretary


ZENTRANS, INC.

By:_________________________________

Title: 	Secretary